EXHIBIT 21.1

LIST OF SUBSIDIARIES

The Cheesecake Factory Restaurants, Inc., a California corporation

Fox Restaurant Concepts LLC, an Arizona limited liability company

North Restaurants LLC, an Arizona limited liability company